UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2015

DOCUMENT SECURITY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

New York	001-32146	16-1229730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

28 E. Main Street, Suite 1525 Rochester, New York	14614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(585) 325-3610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06.	Material Impairments.

On January 2, 2015, the United States District Court for the Northern District of California issued a decision granting summary judgment to defendants LinkedIn, Inc. and Facebook, Inc. in connection with a lawsuit filed on October 3, 2012 by Plaintiff Bascom Research, LLC (a subsidiary of Document Security Systems, Inc., the “Company”) alleging patent infringement. As a result of the Court’s decision, the Company expects that the value of the patents at issue, which had a net book value of $23.2 million as of September 30, 2014, has been impaired. In addition, the Company will assess if reporting unit goodwill of approximately $12.6 million has been impaired by the Court’s decision.

The Company is assessing the amount of the impairments as well as its position in light of the ruling.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOCUMENT SECURITY SYSTEMS, INC.

Date: January 6, 2015	/s/ Jeffrey Ronaldi
By: Jeffrey Ronaldi
Title: Chief Executive Officer